Exhibit 99.1

Duke Energy Carolinas, LLC & Duke Energy Progress, LLC

Summary of 2025 Rate Case Filings in North Carolina

(Docket E-7 Sub 1329 & Docket E-2 Sub 1380)

•	On November 20, 2025, Duke Energy Carolinas (DEC) and Duke Energy Progress (DEP) each filed rate cases with the North Carolina Utilities Commission (NCUC) seeking approval for increases in retail revenues. Both filings include requests for Performance Based Regulation (PBR) mechanisms, featuring a 2-year Multi-Year Rate Plan (MYRP) as well as residential decoupling, performance incentive mechanisms (PIMs), and an earnings sharing mechanism (ESM).

•	If approved, the overall net retail revenue increase is as follows:

	DEC		DEP
	Annual Retail Revenues ($ in millions)	Average % Rate Impact*	Annual Retail Revenues ($ in millions)	Average % Rate Impact*
Historic Base Case	$595	8.9%	$401	8.3%
Year 1 – MYRP	$132	2.0%	$127	2.6%
Total Year 1	$727	10.9%	$528	10.9%
Year 2 – MYRP	$275	4.1%	$200	4.1%
Combined Total	$1,002	15.0%	$729	15.1%

Note: Totals may not add due to rounding

*All % increases are compared to current revenues. 4% cap for Year 2 is based on revenues after the base case increase. Using this comparison the Year 2 increase is below the cap.

•	The Companies have requested the NCUC approve the requested total Year 1 rates to be effective no later than January 1, 2027.
•	Hearings are expected to commence in Q3 2026.

Duke Energy Carolinas

•	The historic base case is based on North Carolina retail rate base of approximately $26.5 billion as of December 31, 2024, adjusted for known and measurable changes projected through March 31, 2026.
•	The MYRP includes impacts of approximately $4.4 billion (NC retail allocation) of capital projects that are projected to go in service over the 2-year MYRP period.

This rate increase is driven by:

DEC Drivers	Revenue Requirement ($ in millions)	% of Total Request
Significant historical plant investments and changes, including changes in depreciation rates	$423	42%
MYRP projected investments	$407	41%
ROE and capital structure	$155	15%
Coal ash compliance costs	$67	7%
Storm reserve	$19	2%
Storm securitization reconciliation	$(29)	(3)%
Other (including lower O&M expenses)	$(39)	(4)%
Rate Increase – Total	$1,002

Note: Totals may not add due to rounding

•	Major capital investments[1] including pro-forma adjustments to reflect known and measurable changes include:

o	Plant balances have increased $3.3 billion since the last rate case.
o	Transmission and Distribution (T&D) investments, including Grid Planning & Integration, of approximately $2.4 billion proposed in the MYRP (approximately 55% of MYRP).
o	$1.3 billion of investment in energy storage, solar and solar paired with storage assets included in MYRP consistent with the Carolinas Resource Plan.

•	ROE and capital structure - Requests an overall rate of return of 7.92% based upon an ROE of 10.95% with a 53% equity component in the capital structure[2] as compared to the ROE approved in the last rate case of 10.1% with a 53% equity component in the capital structure.

•	Coal ash compliance costs – Requests recovery of approximately $417 million (NC retail) of deferred coal ash closure costs over a 5-year amortization period.

•	Storm reserve - Requests to establish a storm reserve with $20 million annual funding. Reserve will be used for future incremental storm restoration costs to help mitigate volatility in customer rates as a result of storm activity.

•	Production Tax Credit (PTC) Rider - As previously approved by NCUC, DEC began utilizing a standalone rider to provide the benefit of nuclear PTCs to North Carolina retail customers, net of transaction costs and discounts, beginning January 1, 2025. DEC will flow back to North Carolina retail customers nuclear PTC benefits of $50 million in 2025 and $100 million in 2026. Starting in 2027, PTCs will be tracked on an annual basis and flowed back to customers with a four-year amortization for each annual amount. DEC expects to return at least the 2026 level of PTC givebacks in 2027 ($100 million).

1 Amounts presented represent the NC Retail allocation of project costs

2 This overall rate of return includes the provisions of the CCR settlement which includes a 150 basis point reduction in the ROE with a 52% equity component for the capital structure allowed for coal ash deferrals during the amortization period.

•	Storm securitization reconciliation – Includes reconciliation related to Hurricane Helene securitization of approximately ($112M) to be amortized over a 5-year period.

Duke Energy Progress

•	The historic base case is based on North Carolina retail rate base of approximately $17.9 billion as of December 31, 2024, adjusted for known and measurable changes projected through March 31, 2026.

•	The MYRP includes impacts of approximately $3.9 billion (NC retail allocation) of capital projects that are projected to go in service over the 2-year MYRP period.

This rate increase is driven by:

DEP Drivers	Revenue Requirement ($ in millions)	% of Total Request
Significant historical plant investments and changes, including changes in depreciation rates	$290	40%
MYRP projected investments	$328	45%
ROE and capital structure	$141	19%
Coal ash compliance costs	$59	8%
Storm reserve	$28	4%
Production Tax Credit (PTC) Rider	$(40)	(5)%
Storm securitization reconciliation	$(21)	(3)%
Other (including lower O&M expenses)	$(57)	(8)%
Rate Increase – Total	$729

Note: Totals may not add due to rounding

•	Major capital investments[3] including pro-forma adjustments to reflect known and measurable changes include:

o	Plant balances have increased $3.0 billion since the last rate case.
o	T&D investments, including Grid Planning & Integration, of approximately $2.4 billion proposed in the MYRP (approximately 60% of MYRP).
o	$826 million of investment in energy storage, solar and solar paired with storage assets included in MYRP consistent with the Carolinas Resource Plan.

•	ROE and capital structure - Requests an overall rate of return of 7.92% based upon an ROE of 10.95% with a 53% equity component in the capital structure[4] as compared to the ROE approved in the last rate case of 9.8% with a 53% equity component in the capital structure.

3 Amounts presented represent the NC Retail allocation of project costs

4 This overall rate of return includes the provisions of the CCR settlement which includes a 150 basis point reduction in the ROE with a 52% equity component for the capital structure allowed for coal ash deferrals during the amortization period.

•	Coal ash compliance costs – Requests recovery of approximately $411 million (NC retail) of deferred coal ash closure costs over a 5-year period. Consists of costs from April 2023 to March 2026.

•	Storm reserve - Requests to establish a storm reserve with $30 million annual funding. Reserve will be used for future incremental storm restoration costs to help mitigate volatility in customer rates as a result of storm activity.

•	Production Tax Credit (PTC) Rider:

o	Requesting to establish a PTC Rider consistent with the current DEC rider to flow back to customers any PTCs DEP is able to generate and monetize in accordance with the IRA for qualifying facilities, such as nuclear, solar and hydroelectric facilities.
o	Proposed Rider would flow back $40 million (NC Retail) to customers in both 2027 and 2028. Thereafter the rider will be updated annually to return additional PTCs monetized back to customers over a four-year amortization period with a levelized return.

•	Storm securitization reconciliation – Includes reconciliation related to Hurricane Helene securitization of approximately ($80M) to be amortized over a 5-year period.

Performance Based Regulation Applications

•	MYRP and ESM - The applications request a 2-year MYRP (2027 and 2028) with an ESM. If adjusted annual earnings exceed the authorized ROE plus 50 basis points, the excess earnings will be distributed to customers through a rider.

•	Residential Decoupling – no proposed changes to structure of current decoupling mechanism. Incremental electric vehicle revenue will be excluded from the calculation. Net lost revenues associated with DSM/EE programs will be included in the calculation.

•	PIMs and Tracking Metrics

o	4 PIMs proposed – Time Differentiated and Dynamic Rate Enrollment, Renewables Integration, Reliability and Customer Service.
o	3 Tracking Metrics – Electric vehicle adoption, Customer Service and Circuit Performance
o	Rewards and Penalties associated with PIMs:

▪	DEC – potential maximum upside and downside of $8.1 million annually
▪	DEP – potential maximum upside and downside of $5.4 million annually

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "outlook," "guidance," and similar expressions. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These risks and uncertainties are identified and discussed in Duke Energy’s Form 10-K for the year ended December 31, 2024, and subsequent quarterly reports filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.